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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement of Magnum Hunter Resources, Inc. on Form S-3, Registration No. 333-83376 and to the incorporation by reference therein, of our reports dated February 16, 2001, with respect to the consolidated financial statements of Prize Energy Corp. and September 3, 1999, with respect to the statement of revenues and direct operating expenses for the producing properties acquired by Prize Energy Corp. from Pioneer Natural Resources USA, Inc. Our report on the Prize Energy Corp. financial statements is incorporated by reference from both the Prize Energy Corp. Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2000 and the Form 8-K of Magnum Hunter Resources filed with the Securities and Exchange Commission on July 2, 2002. Our report on the statement of revenues and direct operating expenses for the producing properties acquired by Prize Energy Corp. from Pioneer Natural Resources USA, Inc. is incorporated by reference from the Prize Energy Corp. Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2000.

                                              /s/ ERNST & YOUNG LLP


Fort Worth, Texas
July 8, 2002